Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	Van A. Dukeman, CFA
President and CEO
van.dukeman@mainstreettrust.com
Champaign, Illinois
217.351.6568

Main Street Trust Announces
Fourth Quarter 2004 Earnings and Other Activities

CHAMPAIGN, Ill., January 28, 2005/PRNewswire – Main Street Trust, Inc. (OTCBB:MSTI) reported earnings of $0.37 in unaudited consolidated net income per diluted share for the quarter ended December 31, 2004, compared to $0.41 per diluted share for the same period in 2003.  Consolidated net income for the quarter totaled $3.562 million compared to $3.910 million for the same period in 2003.  Unaudited consolidated net income per diluted share for the year ended December 31, 2004 totaled $1.54 compared to $1.60 per diluted share for the year ended December 31, 2003.  Consolidated net income for the year totaled $14.778 million compared to $16.605 million for the same period in 2003.  It should be noted that MSTI utilized approximately $32.4 million of its capital in September 2003 to purchase treasury stock.

Van A. Dukeman, President and CEO stated that, “MSTI earnings for 2004 declined slightly due to compression of our net interest margin, one-time expenses associated with the merger/name change of our subsidiary banks, The First National Bank of Decatur and BankIllinois in the fourth quarter, and a decline in mortgage banking fees.  MSTI did post a 12% increase in Wealth Management fees for the year; however, that increase did not offset the decline in mortgage banking fees.  Credit quality continues to be excellent with the allowance for loan losses as a percentage of non-performing loans at 432%.  Also in the fourth quarter the following other initiatives were achieved:

•                  Announcement of proposed acquisition of Citizens First Financial Corporation (approximately $327 million in total assets) headquartered in Bloomington, Illinois.  Subject to the necessary approvals, closing is anticipated for early in the second quarter of 2005.

•                  Merged all bank subsidiaries and adopted a single name and identity – Main Street Bank & Trust

•                  Realigned Main Street Bank & Trust into a line of business structure to encourage growth and accountability

•                  Opened branch office in Peoria, Illinois area”

Cash Dividend Paid

The Company distributed a $0.22 per share cash dividend on January 28, 2005, payable to shareholders of record on January 14, 2005.  This is the fourth quarterly cash dividend declared in 2004, and represents a 5% increase in the quarterly dividend paid in January 2005.

Franchise

Main Street Trust, Inc. is a diversified financial services company with $1.2 billion in assets, providing financial services to more than 40,000 customers at 18 locations in 15 communities in Central Illinois.  Main Street Bank & Trust offers online banking (www.mainstreettrust.com) and surcharge free ATM access at 78 locations throughout Illinois.  In addition, Main Street Wealth Management has $1.8 billion of financial assets under management for individuals and institutions.  Main Street Trust, Inc. also owns a retail payment processing subsidiary, FirsTech, Inc., which processes nearly 40 million items per year.

On November 8, 2004, Main Street Trust announced its plans to acquire Citizens First Financial Corp.  Main Street Trust filed with the Securities and Exchange Commission, a registration statement on Form S-4 and other relevant documents in connection with its merger with Citizens First Financial Corp., including a proxy statement for use in connection with a special meeting of Citizens stockholders that will be held to approve the merger.  CITIZENS STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE VERSIONS OF THESE IMPORTANT MATERIALS AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY BEFORE MAKING ANY DECISION CONCERNING THE MERGER.  These documents will be available free of charge at the SEC’s website, www.sec.gov.  In addition, documents filed with the SEC by Main Street will be available free of charge from its Corporate Secretary at 100 W. University, Champaign, Illinois 61824-4028, telephone 217-351-6500 and documents filed with the SEC by Citizens will be available free of charge from its Corporate Secretary at 2101 North Veterans Parkway, Bloomington, Illinois 61704, telephone 309-661-8700.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	December 31, 2004	September 30, 2004	December 31, 2003
ASSETS
Cash and cash equivalents	$64,928	$101,075	$75,903
Investments in debt and equity securities	358,726	368,179	370,726
Mortgage loans held for sale	1,005	910	632
Loans, net of allowance for loan losses	761,227	726,310	666,259
Premises and equipment	17,087	17,065	17,622
Accrued interest receivable	6,570	7,119	6,430
Other assets	18,575	18,940	16,602

Total assets	$1,228,118	$1,239,598	$1,154,174

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$974,577	$990,035	$898,472
Federal funds purchased, repurchase agreements and notes payable	96,900	94,694	102,998
Federal Home Loan Bank advances and other borrowings	29,882	29,902	29,980
Accrued interest payable	2,601	2,304	1,669
Other liabilities	10,183	9,735	9,605

Total liabilities	$1,114,143	$1,126,670	$1,042,724

Total shareholders’ equity	113,975	112,928	111,450

Total liabilities and shareholders’ equity	$1,228,118	$1,239,598	$1,154,174

Consolidated Statements of Income

(Unaudited, in thousands)

	Quarter Ended:		Twelve Months Ended:
	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003
Interest Income:
Loans and fees on loans	$10,997	$9,919	$41,568	$41,467
Investments in debt and equity securities
Taxable	2,820	2,855	10,793	11,502
Tax-exempt	420	548	1,844	2,270
Federal funds sold and interest bearing deposits	261	84	600	447
Total interest income	14,498	13,406	54,805	55,686

Interest expense:
Deposits	3,783	3,233	13,972	14,070
Federal funds purchased, repurchase agreements and notes payable	378	277	1,271	1,094
Federal Home Loan Bank advances and other borrowings	407	403	1,609	1,559
Total interest expense	4,568	3,913	16,852	16,723

Net interest income	9,930	9,493	37,953	38,963

Provision for loan losses	110	480	1,100	1,470

Net interest income after provision for loan losses	9,820	9,013	36,853	37,493

Non-interest income:
Remittance processing	1,566	1,899	7,201	7,211
Trust and brokerage fees	1,661	1,553	6,492	5,783
Service charges on deposit accounts	599	639	2,419	2,545
Securities transactions, net	(6)	37	133	(12)
Gain on sales of mortgage loans, net	220	322	997	2,536
Other	530	654	2,605	2,231
Total non-interest income	4,570	5,104	19,847	20,294

Non-interest expense:
Salaries and employee benefits	4,911	4,352	18,889	18,245
Occupancy	701	642	2,669	2,489
Equipment	626	602	2,512	2,389
Data processing	650	545	2,283	2,108
Office supplies	360	304	1,247	1,266
Service charges from correspondent banks	129	233	781	931
Other	1,545	1,228	5,498	4,913
Total non-interest expense	8,922	7,906	33,879	32,341

Income before income taxes	5,468	6,211	22,821	25,446
Income taxes	1,906	2,301	8,043	8,841
Net income	$3,562	$3,910	$14,778	$16,605

SELECTED FINANCIAL HIGHLIGHTS

	Three Months Ended			Twelve Months Ended
	Dec. 31, 2004	Dec. 31, 2003	Sept. 30, 2004	Dec. 31, 2004	Dec. 31, 2003
	(dollars in thousands, except share data)
EARNINGS & PER SHARE DATA
Basic earnings per share	$0.38	$0.41	$0.38	$1.56	$1.62
Weighted average shares of common stock outstanding	9,448,657	9,496,069	9,460,495	9,481,034	10,242,929
Diluted earnings per share	$0.37	$0.41	$0.37	$1.54	$1.60
Weighted average shares of common stock and dilutive potential common shares outstanding	9,554,364	9,621,600	9,573,370	9,594,148	10,359,836
Market price per share at period end(1)	$29.00	$31.00	$31.00	$29.00	$31.00
Price to book ratio(1)	240.46%	264.28%	259.41%	240.46%	264.28%
Price to earnings ratio(1),(2)	18.59	19.14	19.75	18.59	19.14
Cash dividends paid per share	$0.21	$0.20	$0.21	$0.84	$0.70
Book value per share	$12.06	$11.73	$11.95	$12.06	$11.73
Tangible book value per share(3)	$12.06	$11.72	$11.95	$12.06	$11.72
Ending number of common shares outstanding	9,448,990	9,500,369	9,448,323	9,448,990	9,500,369

AVERAGE BALANCES
Assets	$1,239,921	$1,138,483	$1,228,605	$1,209,267	$1,126,660
Investment securities	364,416	373,224	381,580	373,278	360,747
Gross loans(4)	751,631	661,123	732,227	722,030	655,225
Earning assets	1,156,435	1,053,279	1,139,861	1,123,174	1,043,076
Deposits	992,181	883,647	983,263	958,611	861,720
Interest bearing liabilities	943,950	861,618	940,782	918,963	833,250
Common shareholders’ equity	113,616	110,332	112,386	112,968	131,080

END OF PERIOD FINANCIAL DATA
Tax equivalized net interest income	$10,160	$9,790	$9,521	$38,958	$40,201
Gross loans(4)	771,882	676,677	737,183	771,882	676,677
Reserve for loan losses	9,650	9,786	9,963	9,650	9,786
Total assets under management	1,764,562	1,514,142	1,647,398	1,764,562	1,514,142

PERFORMANCE RATIOS
Return on average assets(5)	1.14%	1.36%	1.15%	1.22%	1.47%
Return on average equity(5)	12.47%	14.06%	12.58%	13.08%	12.67%
Net yield on average earning assets(5),(6)	3.50%	3.69%	3.32%	3.47%	3.85%
Interest spread(5),(6)	3.14%	3.36%	3.00%	3.14%	3.45%
Net overhead efficiency ratio(6),(7)	60.55%	53.21%	58.85%	57.74%	53.45%
Non-interest revenues as a % of total revenues(7),(8)	31.55%	34.80%	34.21%	34.19%	34.26%
Allowance for loan losses to loans	1.25%	1.45%	1.35%	1.25%	1.45%
Allowance as a percentage of non-performing Loans	431.57%	959.41%	369.55%	431.57%	959.41%
Average loan to deposit ratio	75.76%	74.82%	74.47%	75.32%	76.04%
Dividend payout ratio(2)	54.49%	46.91%	52.83%	54.49%	46.91%

ASSET QUALITY
Net charge-offs	$423	$387	$451	$1,236	$943
Non-performing loans	2,236	1,020	2,696	2,236	1,020
Other non-performing assets	33	55	185	33	55

(1)Closing price at end of period
(2)Last 12-months earnings
(3)Net of goodwill
(4)Loans include mortgage loans held for sale and nonaccrual loans
(5)Annualized
(6)On a fully tax-equivalized basis
(7)Does not include securities gains/losses
(8)Net of interest expense

Special Note Concerning Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats or attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions, including the proposed acquisition of Citizens; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.